UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 27, 2006

China BAK Battery, Inc.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-49712	88-0442833
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

BAK Industrial Park, No. 1 BAK Street Kuichong Town, Longgang District Shenzhen, Peoples Republic of China		518119
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (86-755) 8977-0093

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a).  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          China BAK Battery, Inc. (the “Company”) is filing Amendment No. 2 (the “Amendment”) to its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005, originally filed on February 9, 2006 and previously amended on February 22, 2006 (the “Original Filing”). The Company is filing the Amendment to amend Items 1 and 2 of Part I of the Original Filing for the following reason. In connection with another filing made with the Securities and Exchange Commission (the “Commission”) by the Company, the Company was advised that beginning with the fiscal quarter ended December 31, 2005, the Company would no longer be considered a “small business issuer.” As a result, the Company is amending its consolidated balance sheet as of December 31, 2005, the consolidated statement of operations for the three months ended December 31, 2005, and the consolidated statement of cash flows for the three months ended December 31, 2005 and supplementing or modifying certain notes to its consolidated financial statements as of such dates and for such periods to reflect the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS No. 123R”) relating to the accounting for stock-based compensation by the Company commencing in the first quarter of the Company’s fiscal year to end September 30, 2006 and, as a result of such adoption, restate certain amounts in those financial statements. Had the Company continued to be considered a “small business issuer,” it would have been first required to adopt SFAS No. 123R in the fiscal quarter ended March 31, 2006, which adoption would not have had any retrospective effect on the financial statements of the Company for prior periods. The effect of the restatement is to recognize the incurrence of incremental share-based compensation expense of $711,512 in the quarter ended December 31, 2005. As a result, for the quarter ended December 31, 2005, gross profit was restated to $7,039,250 from $7,079,723, operating income was restated to $3,259,312 from $3,995,174, income before provision for income taxes was restated to $3,183,245 from $3,788,103, net income per share, basic and diluted, was restated to $.06 from $.08, additional paid in capital was restated to $68,724,320 from $68,012,808 and retained earnings was restated to $18,336,197 from $19,047,709. Since all of the options to acquire shares of the Company’s common stock outstanding on December 31, 2005 were issued on May 16, 2005, the adoption of SFAS No. 123R had no effect on the financial results of the Company for the three months ended December 31, 2004 had the fair value method as prescribed by SFAS No. 123R been applied by the Company.

          As a result of the changes made to the consolidated balance sheet as of December 31, 2005, the consolidated statement of operations for the three months ended December 31, 2005, and the consolidated statement of cash flows for the three months ended December 31, 2005, on March 27, 2006 the Company concluded that its consolidated balance sheet as of December 31, 2005, the consolidated statement of operations for the three months ended December 31, 2005, and the consolidated statement of cash flows for the three months ended December 31, 2005 as previously presented in the Original Filing should no longer be relied upon.

          The Company’s authorized officer has discussed with the Company’s independent accountant the matters disclosed in the Amendment.

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SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAK BATTERY, INC.

Date: March 27, 2006	By:	/s/ Yongbin Han

Yongbin Han
Chief Financial Officer